Exhibit 21.1
Subsidiaries of Take-Two Interactive Software, Inc.

Name	Jurisdiction of Incorporation
2K Czech, s.r.o.	Czech Republic
2K Games (Chengdu) Co., Ltd.	China
2K Games (Shanghai) Co., Ltd.	China
2K Games, Inc.	Delaware
2K, Inc.	New York
2K Marin, Inc.	Delaware
2K Play, Inc.	Delaware
2K Games Songs LLC	Delaware
2K Games Sounds LLC	Delaware
2K Games Tunes LLC	Delaware
2K Studios Montreal, Inc.	Quebec
2K Vegas, Inc.	Delaware
2KSports, Inc.	Delaware
A.C.N. 617 406 550 Pty Ltd.	Australia
A.C.N. 633 146 291 Pty Ltd.	Australia
Cat Daddy Games, L.L.C.	Washington
DMA Design Holdings Limited	United Kingdom
Double Take LLC	Delaware
Firaxis Games, Inc.	Delaware
Frog City Software, Inc.	Delaware
Gathering of Developers, Inc.	Texas
Gearhead Entertainment, Inc.	Pennsylvania
Glennco Games, LLC	Delaware
Hangar 13 UK Limited	United Kingdom
Indie Built, Inc.	Delaware
Inventory Management Systems, Inc.	Delaware
Ghost Story Games, LLC	Delaware
Joytech Europe Limited	United Kingdom
Joytech Ltd.	Hong Kong
Kush Games, Inc.	California
Maxcorp Ltd.	Bermuda
Parrot Games, S.L.U.	Spain
Rockstar Events Inc.	New York
Rockstar Games, Inc.	Delaware
Rockstar Games Songs LLC	Delaware
Rockstar Games Sounds LLC	Delaware
Rockstar Games Toronto ULC	British Columbia
Rockstar Games Tunes LLC	Delaware
Rockstar Games Vancouver ULC	British Columbia
Rockstar Interactive India LLP	India
Rockstar International Limited	United Kingdom
Rockstar Leeds Limited	United Kingdom

Name	Jurisdiction of Incorporation
Rockstar Lincoln Limited	United Kingdom
Rockstar London Limited	United Kingdom
Rockstar New England, Inc.	Delaware
Rockstar North Limited	United Kingdom
Rockstar San Diego, Inc.	Virginia
Social Point, K.K.	Japan
Social Point, S.L.	Spain
T2 Developer, Inc.	Delaware
Take 2 Interactive Software Pty. Ltd.	Australia
Take 2 Productions, Inc.	Delaware
Take-Two Asia Pte. Ltd.	Singapore
Take-Two Chile SpA	Chile
Take-Two Contracting, LLC	Delaware
Take-Two Esports Holdings, LLC	Delaware
Take-Two Europe (Holdings) Limited	United Kingdom
Take-Two GB Limited.	United Kingdom
Take-Two Holdings III LLC	Delaware
Take-Two Holdings II LLC	Delaware
Take Two Holdings LLC	Delaware
Take-Two Hong Kong Limited	Hong Kong
Take-Two Interactive Benelux B.V.	Netherlands
Take-Two Interactive Canada Holdings, Inc.	Ontario
Take-Two Interactive Canada, Inc.	Ontario
Take-Two Interactive Espana S.L.	Spain
Take-Two Interactive France SAS	France
Take-Two Interactive GmbH	Germany
Take-Two Interactive Japan G.K.	Japan
Take-Two Interactive Korea Ltd.	South Korea
Take-Two Interactive Software Europe Limited	United Kingdom
Take-Two Interactive Software UK Limited	United Kingdom
Take-Two International B.V.	Netherlands
Take-Two International Holdings L.P.	Cayman Islands
Take-Two Invest Espana, S.L.	Spain
Take-Two Talent, LLC	Delaware
Take-Two UK Holdings Limited	United Kingdom
Take-Two Vegas, LLC	Delaware
Take Two International GmbH	Switzerland
Talonsoft, Inc.	Delaware
Techcorp Ltd.	Hong Kong
Venom Games Limited	United Kingdom
Visual Concepts China Co., Ltd.	China
Visual Concepts Entertainment	California
Visual Concepts Hungary Kft	Hungary
VLM Entertainment Group, Inc.	Delaware
WC Holdco, Inc.	New York